UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2008

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Initial Grants of Long-Term Incentive Compensation Awards.

On May 20, 2008 (“Award Date”), the Compensation Committee of the Board of Directors (“Compensation Committee”) of Great Lakes Dredge & Dock Corporation (“Company”) approved initial grants under the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan (“LTIP”) approved last year by the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders.  These initial grants included awards of non-qualified stock options (“NQSOs”) and restricted stock units (“RSUs”) to, among other employees, the Company’s Chief Executive Officer, Chief Financial Officer, and the other named executive officers disclosed by the Company in its proxy statement for its 2008 Annual Meeting of Stockholders (collectively, the “Named Executive Officers”), in the following amounts on the Award Date:

		Options		Restricted Stock
Name	Title	Number of NQSOs	Value of NQSOs	Number of RSUs	Value of RSUs	Total Shares

Douglas B. Mackie	President and Chief Executive Officer	62,624	$139,178	13,853	$74,942	76,477
Richard M. Lowry	Executive Vice President and Chief Operating Officer	60,136	$133,648	13,302	$71,964	73,438
Deborah A. Wensel	Senior Vice President, Chief Financial Officer and Treasurer	38,846	$86,333	8,593	$46,487	47,439
Kyle D. Johnson	Vice President – Chief Contract Manager	11,910	$26,470	4,893	$26,470	16,803
David E. Simonelli	Vice President – Personnel Director of Field Operations	13,115	$29,148	5,388	$29,148	18,503

Totals		186,631	$414,777	46,029	$249,011	232,660

The exercise price of each NQSO and the value of each RSU as of the Award Date is $5.41 per share, the closing sale price of a share of common stock of the Company on the NASDAQ Global Market on the Award Date.

Form of Award Agreements.

The initial grants of the NQSOs and RSUs were made, as applicable, pursuant to (i) the Form of Great Lakes Dredge & Dock Corporation Non-Qualified Stock Option Agreement pursuant to the LTIP (“Option Award Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and (ii) the Form of Great Lakes Dredge & Dock Corporation Restricted Stock Unit Award Agreement pursuant to the LTIP (“Unit Award Agreement”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Option Award Agreement, NQSOs granted to eligible employees of the Company under the Option Award Agreement generally vest and become exercisable in three equal annual installments commencing on the first anniversary of the grant date; provided, however, that the recipient of the grant is employed by the Company on each such annual vesting date.  For a complete description of the terms of the Option Award Agreement please refer to the full text of the Option Award Agreement.

Pursuant to the Unit Award Agreement, vesting of the RSUs will generally occur three years after the grant date (“Vesting Date”), provided that the holder is continuously employed with the Company on or through such date.  On the Vesting Date, subject to certain restrictions or delays that may be imposed by applicable securities laws and/or the Company’s policies on securities trading and disclosure of confidential information, each RSU will be converted into one share of common stock of the Company for no additional consideration.  RSUs outstanding at the time the Company declares a dividend on its common stock will receive a dividend equivalent in cash equal to the dividend that would have been received had the RSUs been converted into shares of the Company’s common stock on the record date of such dividend.  For a complete description of the terms of the Unit Award Agreement please refer to the full text of the Unit Award Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1	Form of Great Lakes Dredge & Dock Corporation Non-Qualified Stock Option Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.2	Form of Great Lakes Dredge & Dock Corporation Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: May 22, 2008	By:	/s/ Deborah A. Wensel
	Name:	Deborah A. Wensel
	Title:	Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Great Lakes Dredge & Dock Corporation Non-Qualified Stock Option Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.2	Form of Great Lakes Dredge & Dock Corporation Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.